Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND-QUARTER 2017 FINANCIAL RESULTS

GAAP Diluted EPS of $0.23 Compared to $0.23 in Prior Year

Adjusted Diluted EPS Increases 22.6% to $0.38 from $0.31

Same-Store Sales Increase 3.9%

COMPLETES PREVIOUSLY ANNOUNCED ACQUISITION OF OPTIONS HOME CARE

Frisco, Texas (August 7, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the second quarter and six months ended June 30, 2017.

Net service revenues were $103.6 million for the second quarter, up 2.6% from $100.9 million for the second quarter of 2016. Net income increased 3.8% to $2.7 million for the second quarter of 2017 from $2.6 million for the same quarter last year. Net income per diluted share was $0.23 for the second quarter of 2017 and 2016. For the second quarter of 2017, net income per diluted share included a write off of debt issuance costs associated with the Company’s prior credit facility of $0.09, M&A expenses of $0.02 and share-based compensation expense of $0.04. For the second quarter of 2016, net income per diluted share included severance and other charges of $0.04, restructure charges of $0.01 and share-based compensation expense of $0.03. After giving effect to these adjustments, adjusted net income per diluted share was $0.38 for the second quarter of 2017, a 22.6% increase from $0.31 for the second quarter of 2016. Adjusted EBITDA increased 14.0% for the second quarter of 2017 to $8.6 million from $7.5 million for the second quarter of 2016. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first six months of 2017, net service revenues increased 6.0% to $205.2 million from $193.5 million for the first half of 2016. Net income for the first six months of 2017 increased 152.4% to $7.0 million from $2.8 million for the same period in 2016, and net income per diluted share rose 140% to $0.60 from $0.25. Adjusted net income per diluted share was $0.72 for the first half of 2017, up 18.0% from $0.61 for the first six months of 2016.

Dirk Allison, President and Chief Executive Officer of Addus, remarked, “Addus performed well for the second quarter of 2017, with a solid 3.9% increase in same-store sales and expanded profit margins driving a 22.6% increase in adjusted earnings per diluted share. In addition to this substantial earnings growth, we announced a definitive agreement to acquire Options Home Care during the second quarter, a transaction we closed on schedule on August 1, 2017. We also entered into a new $250 million credit facility during the second quarter and finished our preparations to implement our new ADP payroll system, which we successfully completed in July.”

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

The increase in net service revenues for the second quarter of 2017 was generated through organic growth and reflected the exit of the Company’s Adult Day Services business. The revenue growth for the second quarter of 2017 was comprised of a slight increase in billable hours per business day compared with the second quarter last year, as well as a 2.4% increase in revenue per billable hour.

Addus completed the second quarter with $15.9 million in cash and $45 million of bank debt. Net cash used by operating activities was $21.0 million for the second quarter, compared with $12.3 million for the second quarter of 2016, largely due to the timing of payments related to the Company’s accounts receivable with the state of Illinois. As a result of the passage of the new Illinois budget in early July, the Company has received payments of $70.2 million on the state’s past due non-Medicaid accounts receivable.

Mr. Allison added, “Our financial and operating performance for the second quarter has generated meaningful operating momentum as we move into the second half of 2017. The completion of our new ADP payroll system was a fundamental component of our plans to improve the productivity and efficiency of our existing operations. In addition, we’ve already demonstrated its ability to enhance our acquisition integration processes through the seamless integration of Options Home Care’s operations. This transaction brings annualized revenues of over $20 million to Addus, and the integration process was essentially completed the day of the transaction’s closing. With the new payroll system in place, as well as our new credit facility, we believe we are well positioned to pursue additional acquisition opportunities in our highly fragmented industry.

“While our focus on improving our processes, quality and efficiency continues, we have successfully completed all the major initiatives launched in the first half of 2016. As a result we are highly focused on executing our organic and acquisition growth strategies, which we believe will produce further long-term growth in earnings and shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

Conference Call

Addus will host a conference call on Tuesday, August 8, 2017, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 40182637. A telephonic replay of the conference call will be available through midnight on August 22, 2017, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 40182637.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services that are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At June 30, 2017, Addus provided personal care services to approximately 34,000 consumers through 110 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net service revenues	$103,559	$100,927	$205,165	$193,529
Cost of service revenues	75,048	75,232	149,337	143,515

Gross margin	28,511	25,695	55,828	50,014
	27.5%	25.5%	27.2%	25.8%
General and administrative expenses	19,006	17,744	37,879	38,565
Gain on sale of adult day service centers	—	—	(2,065)	—
Depreciation and amortization	1,514	1,744	3,030	3,222
Provision for doubtful accounts	2,070	1,813	4,102	3,181

Total operating expenses	22,590	21,301	42,946	44,968

Operating income from continuing operations	5,921	4,394	12,882	5,046
Total interest expense, net	2,095	663	2,739	1,082
Other non-operating income	(44)	—	(101)	—

Income before income taxes	3,870	3,731	10,244	3,964
Income tax expense	1,170	1,131	3,285	1,207

Net income	$2,700	$2,600	$6,959	$2,757

Net income per diluted share:	$0.23	$0.23	$0.60	$0.25

Weighted average number of common shares outstanding - Diluted	11,622	11,385	11,604	11,217

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net cash used in operating activities	$(20,990)	$(12,306)	$(11,375)	$(18,265)
Net cash (used in) provided by investing activities	(609)	(369)	629	(21,160)
Net cash provided by financing activities	18,316	11,835	18,606	43,561

Net change in cash	(3,283)	(840)	7,860	4,136
Cash at the beginning of the period	19,156	9,080	8,013	4,104

Cash at the end of the period	$15,873	$8,240	$15,873	$8,240

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2017	2016
Assets
Current assets
Cash	$15,873	$8,240
Accounts receivable, net	137,967	121,124
Prepaid expenses and other current assets	3,884	4,520

Total current assets	157,724	133,884

Property and equipment, net	7,191	7,634

Other assets
Goodwill	73,906	73,891
Intangible assets, net	13,320	17,953
Deferred tax assets	3,153	1,825
Investment in joint venture	900	900

Total other assets	91,279	94,569

Total assets	$256,194	$236,087

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$3,430	$4,590
Accrued expenses	40,590	40,715
Current portion of long-term debt, net of debt issuance costs	3,052	2,286

Total current liabilities	47,072	47,591

Long-term debt, less current portion, net of debt issuance costs	40,986	40,178

Total liabilities	88,058	87,769

Total stockholders’ equity	168,136	148,318

Total liabilities and stockholders’ equity	$256,194	$236,087

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
General:
Adjusted EBITDA (in thousands) (1)	$8,554	$7,501	$16,525	$14,154
States served at period end	—	—	24	24
Locations at period end	—	—	110	121
Employees at period end	—	—	23,680	22,385

Home & Community:
Average billable census total (2)	33,959	34,166	33,953	33,693
Billable hours (in thousands)	5,837	5,829	11,636	11,182
Average billable hours per census per month	57.3	56.9	57.1	55.3
Billable hours per business day	89,798	89,670	89,511	86,016
Revenues per billable hour	$17.74	$17.32	$17.63	$17.31

Percentage of Revenues by Payor:
State, local and other governmental programs	66.0%	72.2%	65.4%	72.7%
Managed care organizations	31.3	24.3	31.8	23.7
Private duty	2.0	2.5	2.1	2.6
Commercial	0.7	1.0	0.7	1.0

(1)	We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended June 30, 2016 by 260 and the six months ended June 30, 2016 by 477.

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ADUS Reports Second-Quarter 2017 Results

August 7, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$2,700	$2,600	$6,959	$2,757
Interest expense, net	2,095	663	2,739	1,082
Gain on sale of adult day service centers	—	—	(2,065)	—
Other non-operating income	(44)	—	(101)	—
Income tax expense	1,170	1,131	3,285	1,207
Depreciation and amortization	1,514	1,744	3,030	3,222
M&A expenses	405	45	649	741
Stock-based compensation expense	664	483	1,091	819
Restructure charges	44	242	44	1,554
Severance and other costs	6	593	894	2,772

Adjusted EBITDA	$8,554	$7,501	$16,525	$14,154

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (2)
Net income per diluted share	$0.23	$0.23	$0.60	$0.25
Write off debt issuance costs per diluted share	0.09	—	0.09	—
Gain on sale of adult day service centers per diluted share	—	—	(0.12)	—
M&A expenses per diluted share	0.02	—	0.04	0.04
Restructure charges per diluted share	—	0.01	—	0.10
Severance and other costs per diluted share	—	0.04	0.05	0.17
Stock-based compensation expense per diluted share	0.04	0.03	0.06	0.05

Adjusted net income per diluted share	$0.38	$0.31	$0.72	$0.61

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$103,559	$100,927	$205,165	$193,529
Revenues associated with the closure of certain sites	23	(1,261)	(601)	(2,298)

Adjusted net service revenues	$103,582	$99,666	$204,564	$191,231

(1)	We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted net income per diluted share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as net service revenues adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net service revenues or any other measure of financial performance calculated in accordance with GAAP.

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